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                                                                 EXHIBIT 99.2(a)

                                     BY-LAWS

                                       OF

                           CAPITAL EXCHANGE FUND, INC.

                                   ARTICLE I.

                                    Offices.

         Section 1. Principal Office. Until changed by the Board of Directors, the principal office of the Corporation in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

         Section 2. Other Offices. The Corporation may have offices at such other places without as well as within the Commonwealth as the Board of Directors may from time to time determine.

                                   ARTICLE II.

                            Meetings of Shareholders.

         Section 1. Annual Meeting. A meeting of the shareholders for the purpose of electing a Board of Directors, and for the transaction of such other business as may properly be brought before the meeting, shall be held annually on the third Thursday in March at 11:00 A.M., Boston Time, beginning in 1966 unless said day be a legal holiday, in which case the annual meeting shall be held on the next day thereafter not a legal holiday. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization (hereinafter called "the Articles") or the By-Laws, may be specified by the President or the Board of Directors.

         In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, a subsequent meeting may be held in place thereof and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner and as provided for special shareholders' meetings.

         Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the President; and shall be called by the President or any Vice President or the Secretary at the request, in writing or by resolution, of a majority of the Board of Directors, or at the written request of the holder or holders of ten per cent (10%) or more of the total number of shares of the then issued and outstanding capital stock of the Corporation entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting.

         Section 3. Place of Meeting. Meetings of the shareholders of the Corporation shall be held at the office of the Corporation in Boston, Massachusetts unless a different place within the United States is fixed by the Board of Directors and stated as specified in the respective notices or waivers of notice thereof.

         Section 4. Notice of Meetings. Notice of all meetings of the shareholders, stating the time, place and the purposes for which the meetings are called, shall be given by the Clerk of the Corporation to each shareholder entitled to vote thereat, and to each shareholder who under the By-Laws is entitled to such notice, by mailing the same, postage paid, addressed to him at his address as it appears upon the books of the Corporation, at least twenty
(20) days before the time fixed for the meeting, and the person giving such notice shall make affidavit thereto. If any shareholder shall have failed to inform the Corporation of his post office address, no notice need be sent to him. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

         Section 5. Quorum. Except as otherwise provided by law, to constitute a quorum for the transaction of any business at any meeting of shareholders, there must be present, in person or by proxy, holders of a majority of the total number of shares of the then issued and outstanding capital stock of the Corporation entitled to vote at such meeting.

         If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of shareholders at the time and place of any meeting, the shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the shares present entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

         Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board of Directors, or in his absence the President, or in the absence of the Chairman of the Board of Directors and the President, a Vice President shall act as chairman of the meeting. In the absence of the Chairman of the Board of Directors and the President and the Vice Presidents, the holders of a majority in number of shares of the shareholders present in person or by proxy shall by vote elect a chairman of the meeting. The Clerk, or in his absence, an Assistant Clerk, or in the absence of the Clerk and an Assistant Clerk, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

         Section 7. Voting. At each meeting of the shareholders every shareholder of the Corporation shall be entitled to one (1) vote in person or by proxy for each share of the then issued and outstanding capital stock of the Corporation then having voting power in respect of the matter upon which the vote is to be taken, standing in his name on the books of the Corporation at the time of the closing of the transfer books for the meeting, or, if the books be not closed for any meeting, on the record date fixed as provided in Section 4 of
Article VI of these By-Laws for determining the shareholders entitled to vote at such meeting, or if the books be not closed and no record date be fixed, at the time of the meeting. The record holder of a fraction of a share shall be entitled in like manner to a corresponding fraction of a vote.

         All elections of Directors shall be conducted in any manner approved at the meeting of the shareholders at which said election is held and shall be by ballot if so requested by any stockholder entitled to vote thereon. The persons receiving the greatest number of votes shall be deemed and declared elected. Except as otherwise required by law or by the Articles or by these By-Laws all matters shall be decided by a majority of the votes cast, as hereinabove provided, entitled to vote thereon.

         Section 8. Proxies. Any shareholder entitled to vote upon any matter at any meeting of the shareholders may so vote by proxy; but no proxy which is dated more than six months before the meeting named therein shall be accepted and no such proxy shall be valid after the final adjournment of such meeting. Every proxy shall be in writing subscribed by the shareholder or his duly authorized attorney and shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to the Clerk of the Corporation or person acting as secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

                                  ARTICLE III.

                               Board of Directors.

         Section 1. Number of Directors. The number of Directors of the Corporation shall be fixed for the ensuing year at the first meeting of shareholders and at each annual meeting or meeting held in lieu thereof, and shall be not less than five nor more than fifteen. Directors need not be shareholders.

         The number of Directors of the Corporation may, from time to time, be increased or decreased within the above limits by vote of a majority of the Directors; provided that no reduction in the number of Directors shall affect any Director whose term of office shall not have expired.

         The term of office of each Director shall be from the time of his election and qualification until the annual meeting next succeeding his election and until his successor shall have been duly elected and shall have qualified.

         Section 2. Powers and Duties. The business, property and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors. In each year, at a meeting to be held as soon as practicable after the election of Directors, the Board shall elect the officers of the Corporation as provided in Section 1 of Article V hereof. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By- Laws directed or required to be exercised or done by the shareholders and may elect or appoint or provide for the appointment of such other officers and agents as it may deem necessary or desirable; provided, however, that the Board of Directors may in its discretion leave vacant for any period any office or offices other than those of President, Treasurer and Clerk.

         Section 3. Organization. At every meeting of the Board of Directors, the Chairman shall preside and in the absence of the Chairman, the President shall preside. In the absence of both the Chairman and the President a chairman chosen by a majority of the Directors present shall preside. The Secretary, or in his absence, the Clerk, or an Assistant Secretary, or, in the absence of the Clerk and an Assistant Secretary, any person appointed by the chairman of the meeting shall keep the records of the meeting.

         Section 4. Vacancies and Resignations. Any vacancy in the Board of Directors because of death, resignation, increase in number or otherwise, may be filled either by the Board of Directors at any meeting thereof by a vote of a majority of the Directors in office at the time of such meeting or by vote of the shareholders at an annual meeting or a special meeting called for that purpose, but subject to compliance with Section 16(a) of the Investment Company Act of 1940. Any Director may resign his office at any time by delivering his resignation in writing to the President or to the Clerk or Secretary of the Corporation. Such resignation shall take effect at the date of its receipt or at any later time specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

         Section 5. Place of Meetings, Offices and Transfer Books. The Board of Directors may hold its meetings and have an office or offices outside of the Commonwealth of Massachusetts, and may, to the extent permitted by law, keep the books and records of the Corporation, and provide for the issue, transfer and registration of its stock, outside of said State at such places as may, from time to time, be designated by the Board of Directors.

         Section 6. Meetings of the Board. The Board of Directors may in its discretion provide for regular or stated meetings of the Board of Directors. Notice of regular or stated meetings need not be given. Meetings of the Board of Directors other than regular or stated meetings shall be held whenever called by the Chairman, or in the absence of the Chairman, by the President, or by any one of the Directors at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or the Clerk or an Assistant Clerk or by the officer or Director calling the meeting and shall be mailed to each Director at least two (2) days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Director at his business address or personally delivered to him at least one (1) day before the meeting; but such notice may be waived by all the Directors. Notice of a meeting need not be given to any Director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any special meeting. If it is impractical for the Directors to meet in person the Board may meet by means of a telephone conference circuit to which all Directors are connected or of which all Directors shall have waived notice, which meetings shall be deemed to have been held at a place designated by the Board at the meeting.

         Section 7. Quorum and Manner of Acting. A majority of the Directors in office shall be present in person at any regular or special meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by the Articles, by these By-Laws or by statute) the act of a majority of the Directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

         Section 8. Removal of Directors. Any Director may be removed at any time with or without cause, upon the affirmative vote of the holders of a majority of the shares of the then issued and outstanding stock of the Corporation.

                                   ARTICLE IV.

                         Committees and Advisory Board.

         Section 1. Executive and Other Committees. The Board of Directors, by vote of a majority of the whole Board, may elect an Executive Committee to consist of not less than three to hold office until the annual meeting of the shareholders next succeeding their election, which shall have the power to conduct the current and ordinary business of the Corporation while the Board is not session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of shares of the Corporation, and such other powers of the Board as the Board may, from time to time, delegate to them except those powers which by law, the Articles or these By-Laws they are prohibited from delegating. The Board may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (but subject to the same limitation) and the term of membership on such Committees to be determined by vote of the Directors. The Board of Directors may designate a chairman for any such Committee; in the absence of such designation the Committee may elect its own chairman.

         Section 2. Meetings, Quorum and Manner of Acting. The Board of Directors may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the taking of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, (5) authorize the members of a Committee to meet by means of a telephone conference circuit to which all members are connected or of which all members shall have waived notice.

         The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting, cause them to be recorded in a book designated for that purpose and kept in the office of the Corporation and shall submit such minutes and other records of their proceedings to the Board of Directors at the regular or special meetings of the Board.

         Section 3. Advisory Board. The Directors may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be directors or officers and need not be shareholders. Members of this Board shall hold office for such period as the Directors may by resolution provide. Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Directors. The Advisory Board shall have no legal powers and shall not perform the functions of directors in any manner, said Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Board of Directors may by resolution provide.

                                   ARTICLE V.

                                    Officers.

         Section 1. General Provisions. The Officers of the Corporation shall be a Chairman of the Board of Directors, and a President, a Treasurer and a Clerk, who shall be elected by the Board of Directors at the first meeting of the Board following the annual meeting of shareholders. The Board of Directors may elect or appoint such other officers or agents as the business of the Corporation may require including one or more Vice Presidents, a Secretary and one or more Assistant Treasurers and one or more Assistant Secretaries and one or more Assistant Clerks. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers or agents.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, by the Articles or by the By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Board of Directors following the annual meeting of shareholders and thereafter until his successor shall have been duly elected and qualified, and all other officers shall hold office until such first meeting unless a shorter term is specified in the vote electing or appointing them. The Chairman of the Board of Directors and the President shall be Directors of the Corporation. The Clerk and Treasurer or the Clerk and Secretary or all three may be the same person. A Vice President and the Treasurer or a Vice President and the Clerk and the Secretary may be the same person, but the offices of Vice President, Clerk and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person.

         Section 3. Removal. The Board of Directors, at a regular meeting or any special meeting of the Board, may remove any director with cause and any officer with or without cause. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee. A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         Section 4. Powers and Duties of the President. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders. Subject to the Board of Directors and to any Committees of the Board, within their respective spheres, as provided by the Board of Directors, he shall at all times exercise a general supervision and direction over the affairs of the Corporation. He shall have the power to employ attorneys and counsel for the Corporation and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Corporation. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Corporation. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by Board of Directors.

         Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from among the Directors of this Corporation. When present he shall preside at the meetings of the shareholders and of the Board of Directors. He may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary. He shall be an executive officer of this Corporation and shall have, with the President, general supervision over the business and policies of this Corporation, subject to the limitations imposed upon the President, as provided in Section 4 of this Article V.

         Section 6. Powers and Duties of Vice Presidents. In the absence or disability of the Chairman of the Board of Directors and the President, the Vice President, or (if there be more than one Vice President) any Vice President designated by the Board of Directors shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board. Each Vice President shall perform such other duties as may be assigned to him, from time to time, by the Board or by the President.

         Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation. He shall maintain the securities and similar investments of the Corporation in accordance with Article XIII of these By-Laws. He shall render a statement of the condition of the finances of the Corporation to the Board of Directors as often as it shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Board of Directors, in such sum and with such surety or sureties as the Board of Directors shall require.

         Section 8. Powers and Duties of the Clerk. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. The Clerk shall keep the minutes of all meetings of the shareholders, in proper books provided for that purpose; he shall have custody of the corporate seal of the Corporation; he shall have charge of the stock transfer books, lists and records unless the same are in the charge of a transfer agent in the Commonwealth of Massachusetts appointed pursuant to Section 3 of Article VI; he or the Secretary shall attend to the giving and serving of all notices by the Corporation in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 9. Powers and Duties of Secretary. The Secretary, if any, shall keep the minutes of all meetings of the Board of Directors. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Board of Directors shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

         Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Board of Directors shall perform all the duties, and may exercise any of the powers, of the Treasurer; and the Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Board of Directors, in such sum and with such surety or sureties as the Board of Directors shall require.

         Section 11. Powers and Duties of Assistant Clerk. In the absence or disability of the Clerk, any Assistant Clerk designated by the Board of Directors shall perform all the duties, and may exercise any of the powers, of the Clerk; and the Assistant Clerks shall perform such other duties as from time to time may be assigned to them by the Board of Directors.

         Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Board of Directors shall perform all of the duties, and may exercise any of the powers of the Secretary; and the Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors.

         Section 13. Compensation of Officers, Directors and Members of Advisory Board. Subject to Article V of the Articles the compensation of the officers, Directors and members of the Advisory Board shall be fixed from time to time by the Board of Directors or, in the case of officers, by any committee or officer upon whom such power may be conferred by the Board of Directors. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE VI.

                                Corporate Stock.

         Section 1. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by, or in the name of the Corporation by, the President or any one of the Vice Presidents and by the Treasurer or an Assistant Treasurer and may but need not be sealed with its seal; provided, however, that where such certificate is signed by a transfer agent or a transfer clerk acting on behalf of the Corporation or a registrar other than a Director, officer or employee of the Corporation, the signature of any such President, Vice President, Treasurer or Assistant Treasurer and the corporate seal may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. Transfer of Stock. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Clerk of the Corporation or a transfer agent, and on the surrender of the certificate or certificates for such shares.

         Section 3. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer officers or agencies each in charge of a transfer agent designated by the Board of Directors where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar, designated by the Board of Directors where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation in respect of which a transfer agent and/or registrar shall have been designated, shall be valid unless countersigned by such transfer agent and/or registered by such registrar. The principal transfer agent shall be in the Commonwealth of Massachusetts and shall have charge of the stock transfer books, lists and records, which shall be kept in Massachusetts in an office which shall be deemed to be the stock transfer office of the Corporation. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         Section 4. Closing of Transfer Books and Fixing Record Date. The Board of Directors may fix in advance a time which shall be not more than sixty (60) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, in any case, if the Board of Directors shall so determine, upon the delivery of a bond in such form and in such sum and with such surety or sureties as the Board may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

         Section 6. Record of Holder of Stock. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the Corporation as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

                                  ARTICLE VII.

                                  Fiscal Year.

         The fiscal year of the Corporation shall begin the first day of November in each year and shall end on the thirty-first day of October in the following calendar year provided that the Board of Directors may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      Seal.

         The Board of Directors shall adopt a corporate seal which shall be in such form and shall have such inscription thereon as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX.

                               Waivers of Notice.

         Whenever any notice whatever is required to be given under the provisions of any statute of the Commonwealth of Massachusetts, under the provisions of the Articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed.

                                   ARTICLE X.

                      Investments; Borrowing and Pledging.

         Section 1. The authority of the Board of Directors to invest the funds of the Corporation, to borrow money and to pledge securities as provided in the statement of purposes contained in the Articles shall be subject to the following restrictions and limitations:

                  (A) The Corporation shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than five per cent (5%) of the total assets of the Corporation (taken at market value) to be invested in the securities of such issuer. The foregoing limitation shall not apply to investments in Government securities as defined in the Investment Company Act of 1940.

                  (B) The Corporation shall not purchase securities of any issuer if such purchase at the time thereof would cause more than ten per cent (10%) of any class of securities of such issuer to be held by the Corporation. For this purpose all outstanding bonds and other evidences of indebtedness shall be deemed to be a single class of securities of the issuer, and all kinds of stock of an issuer preferred over the common stock as to dividends or in liquidation shall be deemed to constitute a single class regardless of relative priorities, series designations, conversion rights and other differences.

                  (C) The Corporation shall not purchase securities issued by any other investment company or investment trust except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation.

                  (D) The Corporation shall not purchase securities of any issuer which has a record of less than three (3) years' continuous operation including, however, in such three (3) years the operation of any predecessor company or companies, partnership or individual enterprise if the issuer whose securities are proposed as an investment for funds of the Corporation has come into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company or companies, partnership or individual enterprise, provided that nothing in this sub-paragraph D shall prevent

                           (1) the purchase of securities of a company
                   substantially all of whose assets are

                                    (a) securities of one or more companies
                           which have had a record of three (3) years' continuous operation, or

                                    (b) assets of an independent division of
                           another company, which division has had a record of three (3) years' continuous operation;

                           (2) the purchase of securities of (a) a public
                  utility subject to supervision or regulation as to its rates or charges by a commission or board or officer of the United States or of any state or territory thereof, or of the government of Canada or of any province or territory of Canada or (b) companies operating or formed for the purpose of operating pipe or transmission lines for the transmission of oil, gas or electric energy or like products, provided that no security shall be purchased pursuant to exception (1) or (2) of this sub-paragraph D if such purchase at the time thereof will cause more than five per cent (5%) of the total assets of the Fund (taken at market value) to be invested in securities of companies which would not then be eligible for purchase but for those exceptions.

                  (E) The Corporation shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees, or security-holders is an officer or Director of the Corporation, or is a member, officer, director or trustee of the Investment Adviser of the Corporation, if after the purchase of the securities of such issuer by the Corporation one or more of such persons owns beneficially more than one-half of one per cent (1/2%) of the shares or securities, or both (all taken at market value), of such issuer, and such persons owning more than one-half of one per cent (1/2%) of such shares or securities together own beneficially more than five per cent (5%) of such shares or securities, or both (all taken at market value).

                  (F) The Corporation shall not borrow amounts in excess of ten per cent (10%) of the gross assets of the Corporation taken at cost determined in accordance with good accounting practice, and no borrowing shall be undertaken except as a temporary measure for extraordinary or emergency purposes.

                  (G) The Corporation shall not pledge, mortgage, or hypothecate the assets of the Corporation.

                  (H) The Corporation shall not

                           (a) purchase any securities or evidences of interest
                  therein on "margin", that is to say in a transaction in which it has borrowed all or a portion of the purchase price and pledged the purchased securities of evidences of interest therein as collateral for the amount so borrowed;

                           (b) sell or contract to sell any security which it
                  does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions.

                                   ARTICLE XI.

                                 Miscellaneous.

         (A) No officer, Director or member of the Advisory Board of the Corporation, and no member, officer, Director or trustee of the Investment Adviser of the Corporation (as that term is defined in the Investment Company Act of 1940) or of the underwriter of the Corporation, and no Investment Adviser or underwriter of the Corporation shall take long or short positions in the securities issued by the Corporation.

                  (1) The foregoing provision shall not prevent the underwriter from purchasing from the Corporation shares of the Corporation if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such shares received by the underwriter, and provided that orders to purchase from the Corporation are entered with the Corporation or the Custodian promptly upon receipt by the underwriter of purchase orders for such shares, unless the underwriter is otherwise instructed by its customer

                  (2) The foregoing provision shall not prevent the underwriter from purchasing shares of the Corporation as agent for the account of the Corporation.

                  (3) The foregoing provision shall not prevent the purchase from the Corporation or from the underwriter of shares issued by the Corporation by any officer, Director, or member of the Advisory Board of the Corporation or by any member, officer, Director or trustee of the Investment Adviser of the Corporation or of the underwriter of the Corporation at the price available to the public generally at the moment of such purchase or, to the extent that any such person is a shareholder, at the price available to shareholders of the Corporation generally at the moment of such purchase.

         (B) The Corporation shall not lend assets of the Corporation to any officer, Director or member of the Advisory Board of the Corporation, or to any member, officer, Director or trustee of, or person financially interested in the Investment Adviser of the Corporation, or in the underwriter of the Corporation, or to the Investment Adviser of the Corporation or to the underwriter of the Corporation.

         (C) The Corporation shall not impose any restriction upon the transfer of the shares of the Corporation but this requirement shall not prevent the charging of customary transfer agent fees.

         (D) In the event that at any time less than a majority of the Directors of the corporation holding office at that time were elected by the shareholders, the Board of Directors or any officer authorized by the By-Laws to call a special meeting of the shareholders shall forthwith cause to be held as promptly as possible and in any event within sixty days a special meeting of the shareholders for the purpose of electing Directors to fill any existing vacancies in the Board of Directors; provided, however, that no such meeting need be held during the sixty-day period preceding the date specified in the By-Laws for the holding of the annual meeting of the shareholders of the Corporation, if permitted by an order of the Securities and Exchange Commission or succeeding governmental authority exempting the delay of such meeting from the prohibition contained in Section 16(a) of the Investment Company Act of 1940.

                                  ARTICLE XII.

                             Report to Shareholders.

         The Board of Directors shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Corporation, including financial statements which shall at least annually be certified by independent public accountants. Such reports shall clearly set forth, in addition to the information required by the Investment Company Act of 1940 to be furnished to shareholders of registered open-end investment companies, a statement of all amounts paid to any security dealers, legal counsel, transfer agent, disbursing agent, registrar or custodian, where such payments are made to a firm, association, trust or corporation having a member, officer, Director or trustee who is an officer, Director of member of the Advisory Board of the Corporation.

                                  ARTICLE XIII.

                              Maintenance of Assets

         The Corporation shall place and maintain its securities and similar investments in the custody of one or more of the following:

                  (1) one or more banks, trust companies, banking institutions or other qualified depositories,

                  (2) one or more companies each of which is a member of a national securities exchange as defined in the Securities Exchange Act of 1934, or

                  (3) the Corporation,

in each case subject to the Investment Company Act of 1940 and all applicable rules, regulations and orders as the Securities and Exchange Commission may from time to time prescribe, adopt or issue. Any such custodian may be employed to keep all or any part of the books and accounts of the Corporation, to furnish clerical and accounting services to the Corporation and to determine or compute the net asset value of the shares of the Corporation, and shall perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board of Directors of the Corporation. The Corporation may also employ one or more subcustodians or authorize any such custodian to employ one or more subcustodians, in each case to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board of Directors of the Corporation. Subject to the Investment Company Act of 1940 and all applicable rules, regulations and orders as said Commission may from time to time prescribe, adopt or issue, the Corporation may (or permit any such custodian or subcustodian to) deposit all or any part of the securities owned by the Corporation in one or more systems for the central handling of securities (including, without limitation, securities depositories, clearing agencies and book-entry systems), pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

                                  ARTICLE XIV.

                                   Amendments.

         The By-Laws, or any of them, of the Corporation may be altered, amended or repealed or new By-Laws may be adopted by the vote of the holders of a majority in number of shares of the stock of the Corporation issued, outstanding and entitled to vote, at any annual meeting, or at a special meeting called for the purpose. The Board of Directors of the Corporation, at any regular or special meeting of the Board, may, by a majority vote of the whole Board, adopt or amend supplementary By-Laws provided that notice of the proposed supplementary By-Law shall have been given at a previous meeting of the Board, and provided further that no such supplementary By-Law shall alter, amend or repeal any By-Law in effect at the time of such action. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of any such supplementary By-Law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-Laws. Any such action of the Board of Directors may be amended or repealed by the shareholders, as aforesaid, at any annual meeting or any special meeting called for that purpose.